SUN COMMUNITIES, INC.
Insider Trading Policy

1.    Introduction

In the course of performing duties for Sun Communities, Inc. and its subsidiaries (the “Company,” “we” or “us”), our directors, officers and employees may, at times, have information about us or another company that is not generally available to the public. Because of this relationship with the Company, if you are aware of material nonpublic information about the Company, federal and state securities laws prohibit trading in the Company’s securities or providing material nonpublic information to others who may trade on the basis of that information. This policy seeks to (a) explain some of the obligations of our directors, officers and employees that are required under the law, (b) prevent actual or the appearance of insider trading and (c) to protect our reputation for integrity and ethical conduct.
2.    Persons Subject to Insider Trading Policy
This policy applies to all directors, officers and employees of the Company, as well as their family members and any other person with whom they have a relationship that might reasonably result in that person’s transactions being attributable to the director, officer or employee (collectively, “affiliates”). This includes any legal entities that are influenced or controlled by a director, officer or employee, such as corporations, partnerships, trusts or other entities. For purposes of this policy, “family members” consist of people within your family who live with you, are financially dependent on you, or whose transactions in our securities are directed by you or are subject to your influence or control.
This policy will continue to apply to one’s transactions in the Company’s securities even after he or she has terminated employment with the Company or no longer serves as a director, until it has reasonably been determined that such person no longer possesses material nonpublic information related to his or her employment with Company or based on his or her services on the Company’s board of directors.
3.    General Policy Statement
    Except with limited exceptions as detailed below, any director, officer, employee or affiliate of the Company who is aware of material nonpublic information of the Company may not (a) purchase or sell the Company’s securities in order to gain personal advantage of such material nonpublic information, or (b) provide such information or recommend a transaction involving the Company’s securities to any other person or entity.
    Additionally, directors, officers, employees and affiliates of the Company who learn of material nonpublic information about another company with which the Company does or may develop a business relationship with through employees, tenants, prospective tenants, or joint venture partners, may not trade in that other company’s securities until such information becomes publicly available or nonmaterial. Material nonpublic information shared with the Company or its directors, officers, or employees in order to facilitate a business relationship among the Company and the third party may not be used for any other purpose.

4.    “Material Nonpublic Information”

a. General
The federal and state securities laws make it illegal for someone to buy or sell a company’s securities at a time when he or she possesses “material, nonpublic information” relating to the company. This conduct is known as “insider trading.” Passing such material, nonpublic information on to someone who may buy or sell securities – which is known as “tipping” – is also illegal. These prohibitions apply to stock, options, debt securities or any other securities of the Company, as well as to securities of other companies if you learned something in the course of your duties that may affect their value. This policy applies both to securities purchases (to make a profit based on good news) and securities sales (to avoid a loss on bad news).
Insider trading and tipping are prohibited even if we are not in a blackout period (as discussed below). The fact that you have material, nonpublic information is enough to bar you from trading; it is no excuse that your reasons for trading were not based on that information. For example, you might have planned to sell Company shares at a particular time to pay a tuition bill. You may not do so, however, if you possess material, nonpublic information about the Company at that time. In addition, all employees, officers and directors are barred from short sales of Company stock (except in cases where they already own the number of shares of Company stock necessary to cover such short sale) and are prohibited from engaging in any transactions in publicly traded options on Company stock, whether or not a blackout period is in effect.
b. Materiality
“Material” information is information that is likely to influence a typical investor’s decision to buy, sell or hold the company’s securities. Material information can include information that something is likely to happen – or just that it might happen. Any information that could be expected to affect the Company’s (or, in the case of information about another company, such other company’s) stock price, whether it is positive or negative, should be considered material. There is no bright-line standard for assessing materiality; rather, materiality is based on an assessment of all of the facts and circumstances, and is often evaluated by enforcement authorities with the benefit of hindsight. The following types of information are particularly sensitive and, as a general rule, should be considered material (although this is not an exhaustive list):
•the operating or financial results from previous or current quarters or fiscal years;

•projections of future earnings or losses, or other earnings guidance;

•changes to previously announced earnings guidance;

•a dividend increase or decrease, a change in dividend policy, or declaring a     dividend;

•pending or proposed significant merger, joint venture, acquisition or disposition;

•public or private debt or equity transactions;

•plans for substantial capital investment;

•pending or threatened significant litigation or disputes;

•a change in management;

•significant related party transactions;

•a stock split or other recapitalization;

•a redemption or purchase by Company of its securities; and

•any other information which is likely to have a significant impact on the Company’s financial results or stock price.

This list does not include all types of information that may be material, as other types of information may be material depending on the circumstances. If you obtain any of the above types of information, the law requires that you refrain from buying or selling Company securities until after the information has been disclosed to the public and absorbed by the market (in most cases, the first safe day to trade is the first trading day after the disclosure). If there is uncertainty whether information is material, you should consult the Company’s legal counsel or Chief Financial Officer before making a decision to disclose such information or to trade in or recommend trading in the Company’s securities to which the information relates.

c. Nonpublic Information

Nonpublic information means that such information has not been widely disclosed to the marketplace and/or the investing public has not had sufficient time to absorb the information. In order to establish that the information has been disclosed to the public, the information must have been widely disseminated, generally through a release to a national wire service or a filing with the Securities and Exchange Commission. The amount of elapsed time that is sufficient will vary depending upon the nature and significance of the information. Generally, allowing one full day after the first full trading day the information is released should allow the market sufficient time to assimilate newly disclosed information.

5.    Additional Prohibited Activity
a. Handling Inside Information
Previously undisclosed information about the Company’s financial and business development, condition or performance is considered confidential inside information. Employees should not discuss or disclose confidential inside information with any person outside of the Company, such as shareholders, the media, prospective investors or stock analysts. In addition, employees should also refrain from commenting on our competitors’ and suppliers' businesses.
b. No Trading in Securities of Certain Other Companies
If the Company is involved in a material, confidential transaction with another public company, no director, officer, employee or any of their affiliates who is aware of the transaction or possible transaction may purchase or sell any securities, options or other derivative securities of the other public company, until the first trading day after the transaction has been publicly announced by either the Company or the other company to the transaction.
c. No Trading During the “Blackout Period”
In order to protect you and the Company from allegations of insider trading, this Insider Trading Policy prohibits you from buying or selling Company securities during the quarterly “blackout period,” which typically begins at the end of each fiscal quarter and ends on the first trading day after the public release of the quarter's financial results. This policy is based on the presumption that, during the blackout period, Company employees, officers and directors will have access to the quarter's financial results, which are deemed material, non-public information until they are disseminated into the marketplace.
Prior to the beginning of each blackout period, you will receive an email containing the dates during which the blackout period will be in effect. At that time, if you have any limit orders outstanding, you should suspend them for the duration of the blackout period. Otherwise, your broker may execute a trade which is prohibited by the blackout period policy.
d. No Short Sales or Trading in Options
Federal law prohibits directors and officers from selling short Company stock, except in cases where they already own the number of shares of Company stock necessary to cover such short sale. Because short sales represent a bet that Company stock price will decline, this Insider Trading Policy prohibits all directors, officers and employees from shorting Company stock, unless such individuals already own the number of shares of Company stock necessary to cover such short sale.
This Insider Trading Policy also prohibits employees, officers and directors from engaging in any transaction in publicly traded options on Company stock, since such speculation can harm the Company by sending inappropriate or potentially misleading signals to the market. This prohibition applies to all types of publicly traded options (other than employee stock options granted by the Company). Also, see the Company’s “Policy Prohibiting Hedging” applicable to directors and executive officers.
6.    Advance Authorization Required for Officers and Directors
To avoid an inadvertent violation of trading prohibitions, no executive officer or director of the Company may purchase or sell Company securities (including exercising employee stock options and selling the underlying shares through a “cashless exercise” or otherwise, or selling other derivative securities) unless a Compliance Officer is advised in advance of such intent and authorizes such individual to enter into the transaction. Once a transaction is authorized, it should be completed within five trading days of approval.
7.    Permitted Transactions
Notwithstanding anything to the contrary in this policy, you are permitted to: (a) exercise a tax withholding right with respect to restricted stock pursuant to which you elect to have the Company withhold shares of stock to satisfy tax withholding requirements upon vesting (but this does not include market sales of stock); (b) exercise stock options that have been granted to you by the Company, including any net exercise of the option pursuant to which you have elected to have the Company withhold shares of stock to satisfy tax withholding requirements or the exercise price of the option (but this does not include broker-assisted cashless exercise or market sale of the purchased shares); and (c) purchase or sell our securities pursuant to a Rule 10b5-1 trading program.
8.    Potential Penalties for Violations/Noncompliance
Persons violating these “insider trading” laws may be found guilty of criminal activity and receive substantial fines and a jail sentence. The SEC may also file a civil lawsuit seeking to recover up to three times the profit gained or loss avoided. In addition, shareholders and the Company may sue for damages. Finally, under a federal statute enacted in 1988, the Company could receive substantial fines for insider trading by its employees.
NONCOMPLIANCE WITH THE SECURITIES LAWS OR ANY OF THE FOREGOING COMPANY POLICIES CONSTITUTES GROUNDS FOR DISCIPLINARY ACTION, WHICH MAY INCLUDE TERMINATION OF EMPLOYMENT.
COMPLIANCE WITH THIS POLICY IS OF THE HIGHEST IMPORTANCE FOR YOU AND THE COMPANY. IF YOU HAVE ANY QUESTIONS REGARDING OUR INSIDER TRADING POLICY, INCLUDING ITS APPLICATION TO ANY PROPOSED TRANSACTION, YOU MAY OBTAIN ADDITIONAL GUIDANCE FROM THE COMPANY’S CHIEF FINANCIAL OFFICER OR CHIEF ADMINISTRATIVE OFFICER (OUR “COMPLIANCE OFFICERS”)